SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2001

Genesco Inc.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	0211340

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer

of Incorporation)		Identification No.)

1415 Murfreesboro Road

Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 367-7000

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountants
SIGNATURE
LETTER FROM PRICEWATERHOUSECOOPERS LLP

Item 4. Changes in Registrant’s Certifying Accountants

At a meeting held on October 24, 2001, the Board of Directors of the Company approved the engagement of Ernst & Young LLP as its independent auditors for the fiscal year ending February 2, 2002, to replace the firm of PricewaterhouseCoopers LLP, who were dismissed as auditors of the Company effective October 24, 2001. The change of independent auditors was initiated by the Company upon the closure by PricewaterhouseCoopers LLP of its Nashville, Tennessee, office, through which it provided audit services to the Company. The audit committee of the Board of Directors approved the change in auditors on October 23, 2001.

The reports of PricewaterhouseCoopers LLP on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended February 3, 2001, and January 29, 2000, and in the subsequent interim period, there were no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused PricewaterhouseCoopers LLP to make reference to the matter in their report. The Company has requested PricewaterhouseCoopers LLP to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated October 26, 2001, is filed as Exhibit 16 to this Form 8-K.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Genesco Inc.

By; Name: Title:	/s/ Roger G. Sisson Roger G. Sisson Secretary and General Counsel

Date: October 29, 2001

3

EXHIBIT INDEX

Exhibit No.	Description

16	Letter from PricewaterhouseCoopers LLP to the Commission dated October 26, 2001